UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant o

Check the appropriate box:

x    Preliminary Proxy Statement

o    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

o    Definitive Proxy Statement

o    Definitive Additional Materials

o    Soliciting Material Pursuant to §240.14a-12

CAPITAL ONE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date	Thursday, April 26, 2007

Time	10:00 am

Place	Capital One’s Headquarters, 1680 Capital One Drive, McLean, Virginia 22102

Items of Business

As a stockholder, you will be asked to:

• Elect three directors

• Ratify the appointment of Ernst & Young LLP as independent auditors for 2007

• Approve the Company’s Amended and Restated Certificate of Incorporation to permit a majority voting standard for the election of directors

• Consider a stockholder proposal, described in this proxy, if presented at the meeting

• Conduct any other business properly brought before the meeting

Record Date	You may vote if you were a stockholder of record as of the close of business on February 28, 2007

Proxy Voting	Your vote is important. You may vote your shares by Internet, telephone or mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote by telephone or via the Internet, you do not need to send in your proxy card. By following the voting instructions, your shares can be voted even if you choose not to attend the meeting. If you prefer to vote in person at the Annual Stockholder Meeting or to change your proxy vote before or at the meeting, you may do so.

Annual Meeting Admission	Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid picture identification and proof of stock ownership must be presented in order to attend the meeting. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

We will discuss Capital One’s business and financial results for 2006 and answer any questions you may have. We have also enclosed Capital One’s 2006 Annual Report, including consolidated financial statements, with this Notice and Proxy Statement. You may also access the 2006 Annual Report on the Investors section of Capital One’s website at www.capitalone.com.

We look forward to seeing you at the meeting.
On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March [__], 2007

SECTION I – PROXY STATEMENT

Why did I receive these proxy materials?	How do I vote by mail?

The Board of Directors of Capital One Financial Corporation (“Capital One” or the “Company”) is providing you these materials in connection with Capital One’s 2007 Annual Stockholder Meeting (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business outlined in this proxy statement.	Complete, sign and date the proxy card or voting instruction card enclosed with this proxy statement and return it in the enclosed prepaid envelope.
How do I vote by telephone or on the Internet?

Can I attend the Annual Meeting?

If you held Capital One shares of common stock as of the close of business on February 28, 2007, the record date for the Annual Meeting, you can attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid picture identification and proof of Capital One stock ownership as of the record date. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

You can also vote by telephone or electronically via the Internet. The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to vote your shares or give voting instructions, and to confirm that your instructions have been properly recorded. If you hold shares registered in your own name through Capital One’s stock transfer agent, Computershare, N.A. (“Computershare”), formerly known as EquiServe Trust Company, N.A., you may vote telephonically by calling 877-PRX-VOTE (877-779-8683) or electronically via the Internet at www.eproxyvote.com/cof.

If you hold Capital One stock in “street name” through a broker, bank or other nominee participating in the ADP program (see below), you may vote those shares by calling the telephone number or via the Internet as set forth on the voting form that your bank or brokerage firm provided you with this proxy statement.

Am I entitled to vote?
Votes submitted telephonically or via the Internet through the ADP program or Computershare’s program must be received by 11:59 PM (EST) on April 25, 2007.

In order for you to be able to vote your Capital One shares, our records must show that you held your shares as of the close of business on February 28, 2007. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting. Cumulative voting for the election of directors is not permitted. On February 28, 2007, there were [ ] shares of Capital One’s common stock issued and outstanding.	Please be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
How do I vote in person?

How do I vote?	All stockholders of record may vote in person at the Annual Meeting. You may also be represented by

You may vote using any of the following methods:

•    By mail

•    By telephone

•    Via the Internet, or

•    In person at the Annual Meeting.

The individuals identified on the proxy card will vote your shares as you designate when you cast your vote by signing and mailing the proxy card, by telephone or via the Internet. If you submit a duly executed proxy card but do not specify how you wish to vote your shares, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors: in favor of Items 1, 2 and 3, and against Item 4.

another person at the Annual Meeting by executing a proper proxy designating that person. If you hold Capital One shares through a broker, bank or other nominee, you must obtain a legal proxy from that institution and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

How do I vote my 401(k) shares?	Can I revoke my proxy?

If you participate in the Capital One Associate Savings Plan (the “Savings Plan”), you may vote the number of shares equivalent to your interest, if any, in the Capital One Pooled Stock Fund as credited to your account on the record date. You may vote by giving instructions to Ameriprise Financial, Inc., the trustee, via the voting instruction card being mailed with this proxy statement to plan participants, by telephone or via the Internet. The trustee will vote your shares in accordance with your duly executed instructions received by April 26, 2007. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

If your shares are held in street name, you may revoke any proxy that you have previously granted or change your vote at any time prior to the final tallying of votes by contacting the brokerage firm or bank that holds your shares.

If you are a registered stockholder and hold your shares through Capital One’s transfer agent, Computershare, you may revoke any proxy that you have previously granted or change your vote at any time prior to the final tallying of votes by entering your new vote via Computershare’s electronic voting system at www.eproxyvote.com/cof, using your account, control and pin numbers first indicated on the proxy card.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Capital One’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, the 2006 Annual Report and the proxy card have been sent directly to you by Capital One. As the stockholder of record, you have the right to grant your voting proxy directly to Capital One or to a third party, or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other holder. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the card for voting by telephone or on the Internet.

Your broker, trustee or nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions, but with respect to any non-routine matter over which the broker, trustee or nominee does not have discretionary voting power, such as an amendment to the certificate of incorporation. Your shares will not be voted without your specific voting instructions. If you hold your shares in “street name”, you, the beneficial owner, are not the stockholder of record, and therefore you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy”

You may also revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•      Delivering a written notice of revocation to Capital One’s Corporate Secretary at the address on the Notice of Annual Meeting;

•      Executing and delivering to the Corporate Secretary a later-dated proxy; or

•      Attending the meeting and voting in person.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices located at 1680 Capital One Drive, McLean, Virginia, 22102. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the stockholders list prior to the Annual Meeting.

How much did the solicitation cost?

This proxy statement and the proxy card are being mailed and made available on the Internet at Capital One’s website at www.capitalone.com on or about March [    ], 2007. The cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitations will be at the expense of Capital One. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses.

Who will count the vote?

from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.	Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Can I get Capital One’s proxy materials delivered to me electronically next year?	What constitutes a quorum?

Consistent with the new Securities and Exchange Commission (“SEC”) rules on internet availability of proxy materials, Capital One will furnish proxy materials to stockholders by posting them on its website.

A notice will be sent to you by regular mail informing you that the materials are available and explaining how to access these materials online or how to request paper copies of the materials. Capital One will not send you paper copies of these materials by mail unless you request them. Because electronic delivery could save Capital One a portion of the costs associated with printing and mailing materials, we encourage you to choose electronic delivery. We hope that you find this service convenient and useful.

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Capital One’s shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.

How do I sign up to receive the proxy materials electronically?	What are the Board’s recommendations?

If you hold shares at a brokerage firm or bank participating in the ADP program, you may enroll for electronic delivery at the website www.investordelivery.com. If you hold shares in your own name that are registered with Computershare, you can enroll at the website www.econsent.com/cof. Your enrollment will be effective until you revoke it.

By enrolling for electronic delivery, you are stating to Capital One that you currently have access to the Internet and expect to have access in the future.

If you do not enroll for electronic delivery, the electronic copy of proxy materials will still be furnished to you via Capital One’s website, unless you request to receive paper copies of the materials.

Unless you give other instructions when you return your proxy card, the individuals named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors as follows:

•      For election of the nominated slate of directors (see page [      ]);

•      For ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2007 (see page [      ]);

•      For the approval of the Company’s Amended and Restated Certificate of Incorporation (see page [      ]); and

•      Against the stockholder proposal (see page [      ])

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What vote is necessary to approve each item?

What is “householding”?	Item 1 on the proxy card requests your vote for the three directors who are candidates for election this year. You may cast or withhold your vote for each of

The householding process benefits both you and Capital One. Under this procedure, Capital One can send a single copy of the notice to one or more stockholders residing at the same address. When paper copies of the materials are requested, householding helps Capital One reduce a portion of our printing and mailing costs.

A notice with separate identification or control numbers will be sent for each account at the shared address, or separate notices for each householded account may be included in a single envelope, in order to enable each account to execute a separate proxy.

If you request paper copies and would like to receive separate materials, please contact Capital One’s Investor Relations department at our address on the front cover of this proxy statement, or by telephone at (703) 720-1000, and we will promptly deliver the requested copies. If you would like to receive separate copies of future Capital One proxy statements and annual reports, or if you are currently receiving multiple copies and would like to request householding in the future, please contact your broker or Capital One’s Investor Relations department.

the nominees. The affirmative vote of a plurality of the votes cast at the meeting is required to elect directors. A decision to withhold authority to vote will not be counted as a vote cast for the election of directors.

On January 25, 2007, the Board, in its continuing review of corporate governance matters, determined that it is in the best interests of Capital One and its stockholders to amend Capital One’s Restated Bylaws (the “Bylaws”) and its amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to allow for majority voting in uncontested elections of Directors. For more information on this matter, please refer to Section XII.

What vote is necessary to approve each item? (continued)

On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. You may access the full text of this policy on the Investors section of Capital One’s website at www.capitalone.com. Please also refer to Item 3 on the proxy card, which would permit Capital One to implement a majority vote standard for director elections rather than the current plurality requirement.

Item 2, the ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2007, will be approved if a majority of the votes cast on the proposals are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 2.

Item 3, the approval of the amendments to the Amended and Restated Certificate of Incorporation, must be approved by 80% of Capital One’s shares outstanding. If you do not vote or if you abstain from voting on the approval of the Amended and Restated Certificate of Incorporation, your action will therefore have the same effect as a vote against the proposal.

Item 4, the consideration of a stockholder proposal, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to item 4.

Under New York Stock Exchange (the “NYSE’) rules, if you hold your shares through a broker and you do not submit voting instructions, your broker will have discretionary authority to vote your shares according to the recommendations of the Board of Directors for each item presented at the Annual Meeting. If you do not submit voting instructions your broker may vote your shares in favor of Items 1 and 2, but your broker will not vote your shares with respect to Items 3 and 4.

SECTION II - GOVERNANCE OF CAPITAL ONE

Corporate Governance - General

Capital One is committed to strong corporate governance. Our governance practices not only comply with all governance laws, rules and regulations, including the Sarbanes-Oxley Act of 2002 and NYSE listing standards, but also incorporate many emerging trends as key components of Capital One’s controls and governance program. The Board of Directors believes that these practices are key to the continued financial success and growth of Capital One.

Corporate Governance Principles

We believe that sound corporate governance is important to the ethical and effective functioning of the Board, its committees and Capital One as a whole. It is also critical to preserving the trust of our stakeholders, including investors, employees, customers, suppliers, governmental entities and the general public.

The Board of Directors has therefore adopted Corporate Governance Principles to formalize the Board’s governance practices and its view of effective governance. The Board of Directors monitors governance developments and practices and reviews the Corporate Governance Principles periodically to ensure Capital One continues to implement effective governance practices. Capital One’s Corporate Governance Principles are available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary.

Code of Business Conduct and Ethics

Capital One is committed to maintaining a reputation for honesty, fair dealing and integrity. This can only be achieved if the Board of Directors and all employees conduct their business affairs with the utmost integrity and ethical commitment. The purpose of Capital One’s Code of Business Conduct and Ethics is to guide ethical actions and working relationships by Capital One’s directors, officers and employees with investors, current and potential customers, fellow employees, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors has therefore adopted the Code of Conduct, which applies to all Capital One directors and most associates, including Capital One’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. All other Capital One associates are subject to the Hibernia Code of Conduct or the North Fork Code of Conduct which apply to associates in the respective organizations recently acquired by Capital One. As we fully integrate these two organizations into Capital One in 2007, Capital One’s Code of Conduct will apply to all of the associates of the Company. The Code of Conduct, as amended from time to time, is available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary. Capital One posts on its website any waiver under the Code of Conduct granted to any of its directors or executive officers and will disclose such waivers through a filing with the SEC on Form 8-K within four business days of the granting of the waiver.

Board Composition and Meetings

The Board of Directors oversees Capital One’s business and directs its management. The Board does not involve itself with the day-to-day operations and implementation of Capital One’s business. Instead, the Board meets periodically with management to review Capital One’s performance, risks and business strategy. Directors regularly consult with management to keep themselves informed about Capital One’s progress. The full Board met nine times during 2006. Each director attended at least 75% of the aggregate of the meetings of the Board and the committees on which the director served during the year. The independent directors on the Board meet in executive session (without the presence of management) at least five times each year.

Capital One expects all of its directors to attend the Annual Meeting. In 2006, all directors then serving attended the Annual Meeting.

Director Independence

The Board has assessed whether each of its non-employee members is “independent” under Capital One’s Director Independence Standards, as described below. These standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Principles, reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Governance and Nominating Committee of the Board is responsible for assessing the independence and qualifications of the members of the Board and makes recommendations thereon to the full Board. The Board has determined that each of Mr. Campbell, Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck and Mr. Westreich is independent under the standards and (i) has no relationships with Capital One other than as a director or stockholder of Capital One or (ii) only has relationships with Capital One that are deemed to be “immaterial” under the standards.

Director Independence Standards

A director qualifies as independent from management for purposes of service on the Board and its committees if the Board has determined that the director has no material relationship with Capital One, either directly or as a partner, stockholder or officer of an organization that has a relationship with Capital One. “Material relationships” include those described in the standards below. In addition, if any relationship or transaction of a type not specifically mentioned in these standards exists, the Board, taking into account all relevant facts and circumstances, may determine that the existence of such other relationship or transaction is material and could impair the director’s exercise of independent judgment.

Directors must notify the Board of any change in circumstances that may place his or her independence at issue. If so notified, the Board will reevaluate, as promptly as practicable thereafter, such director’s independence.

Material Relationships: Any transaction or relationship described below is presumed material for purposes of the Board’s determination of whether a director is independent:

•

The director is, or has been within the last three years, an employee of Capital One or any of its consolidated subsidiaries or an immediate family member is, or has been within the last three years, an executive officer of Capital One.

•

The director has received, or has an immediate family member (as defined in the listing standards of the NYSE) who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Capital One, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member is a current partner of Capital One’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Capital One’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Capital One’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Capital One for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

If the director serves on Capital One’s Audit and Risk Committee, then he or she (i) does not accept any consulting, advisory or other compensatory fee from Capital One, directly or indirectly, other than in such director’s capacity as a member of the Board of Directors and any Committee; and (ii) is not an affiliated person (as defined under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) of Capital One.

Immaterial Relationships: Any transaction or relationship described below is presumed immaterial for purposes of the Board’s determination of whether a Director is independent:

•	Any relationship between Capital One and an entity where a director serves solely as a non-management director.
•

Any transaction between Capital One and a director, a director’s primary business affiliation, a director’s immediate family member, or such immediate family member’s primary business affiliation, that does not fall under any of the tests listed above and that meets the following criteria: (i) the transaction was in the ordinary course of business of Capital One; (ii) the transaction was on substantially the same terms (including, if applicable, interest rates and collateral) as those prevailing at the time for comparable transactions by Capital One with non-affiliated persons; and (iii) if such transaction involved an extension of credit, Capital One followed credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions by Capital One with non-affiliated persons, the extension of credit was made in compliance with applicable law (including Regulation O of the Board of Governors of the Federal Reserve System and the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) and the extension of credit does not involve more than the normal risk of repayment or present other unfavorable features.

•

Any transaction involving discretionary contributions by Capital One (excluding for this purpose matching funds paid by Capital One as a result of contributions by the director) to a not-for-profit organization, foundation or university in which a director serves or has within the past three years served as an executive officer which does not exceed the greater of $1 million or 2% of that entity’s charitable receipts.

The Board will deem these standards automatically updated to reflect any changes made to the NYSE listing standards and interpreted in the same manner as such rules.

Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related party transactions are set forth in the Charter of the Governance and Nominating Committee, the Code of Conduct and internal written standards and procedures. The Charter of the Governance and Nominating Committee requires it to review on an annual basis any transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments that could indicate the presence of a related party transaction. In developing its assessment and recommendation regarding related party transactions to the Board of Directors, the Committee relies upon internal written standards that set forth specific permitted and prohibited transactions, as well as standards for evaluating activities or relationships that are neither specifically permitted nor prohibited. These standards include the degree to which the activity or relationship could impair the director’s or executive officer’s objective decision-making and the potential perspective of third parties on the activity or relationship.

Internal written procedures require that any potential conflict of interest, including related party transactions, involving Capital One and any of its directors, executive officers or their immediate family members be reviewed by the General Counsel and, if the General Counsel believes that such relationship could create a conflict of interest or require disclosure as a related party transaction, by the Governance and Nominating Committee (in the case of an executive officer) or the disinterested members of the Board of Directors (in the case of a director).

Capital One had two reportable related party transactions in 2006. The spouse of Mr. Klane, an executive officer of the Company, is an employee of the Company and serves as an attorney in the legal department. Her compensation for fiscal year 2006 included a base salary for 2006, and a cash bonus and long-term incentives (restricted stock and option grants) awarded in March 2006 for her services in fiscal year 2005. The maximum total compensation for her job title, and for which she was eligible, for fiscal year 2006 was $646,319.

Additionally, as described in the July 11, 2006 proxy statement that we and North Fork Bancorporation, Inc. filed with the SEC with respect to our acquisition of North Fork, Mr. Kanas received a number of benefits and payments from North Fork in connection with the merger arising from his position as an executive and director of North Fork. Following our acquisition of North Fork, Mr. Kanas joined our Board of Directors and became President of our Banking Business Segment. Pursuant to the terms of Mr. Kanas’ agreements with North Fork, following the merger he received an approximate $13.3 million payment due upon the change of control, and we paid to the Internal Revenue Service approximately $107.6 million to satisfy excise tax obligations imposed on Mr. Kanas under Section 4999 of the Code.

In order to ensure Mr. Kanas’ continued services to Capital One as President of the Banking Segment and to ensure the smooth integration of our organizations, the Company and Mr. Kanas entered into a restricted share agreement effective as of the closing of the merger. Pursuant to such agreement Mr. Kanas was granted an award of restricted shares with a grant date fair market value of $24 million. These restricted shares will vest and become free of restrictions on December 1, 2009, which is the third anniversary of the completion of the merger, subject to Mr. Kanas’ continued employment with Capital One. The agreement contains five year non-competition, non-solicitation covenants and provides that the vesting of the restricted shares will accelerate upon certain conditions including Mr. Kanas’ departure from the Company for “good reason”, a termination without “cause,” or upon a transaction following completion of the merger that results in a “change of control” of Capital One. If any amounts or benefits received under the restricted share agreements are subject to the excise tax imposed under Section 4999 of the Code, an additional payment will be made to restore Mr. Kanas to the after-tax position that he would have been in if the excise tax had not been imposed.

Mr. Kanas will receive a salary of $1 per year and employee benefits and perquisites commensurate with those provided to other similarly situated executive officers of Capital One.

Committees of the Board

In order to assist it in fulfilling its functions, the Board of Directors conducts business through four committees: the Audit and Risk Committee, the Compensation Committee, the Governance and Nominating Committee and the Finance and Trust Oversight Committee. Pursuant to our Corporate Governance Principles and applicable law, the Audit and Risk, Compensation, and Governance and Nominating Committees are comprised solely of independent directors. The chair of each committee determines the frequency, length and agenda of meetings for his or her committee in accordance with such committee’s charter and in consultation other members of the committee and with appropriate members of management, and establishes an annual calendar of topics for consideration by the committee. The chair of each committee may also seek comments on key issues from other directors who are not on the committee, and reports on committee activities to the full Board. Below is a description of each committee.

Committee Charters

Copies of the charter of each Committee are available free of charge on the Corporate Governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting.

Audit and Risk Committee

Description	The Audit and Risk Committee is generally responsible for overseeing Capital One’s accounting, financial reporting, internal controls and risk assessment and management processes.

Key Responsibilities

•   Monitor the integrity of Capital One’s financial statements and internal controls;

•   Monitor Capital One’s compliance with legal and regulatory requirements;

•   Review the qualifications, independence and performance of Capital One’s independent auditor;

•   Appoint, compensate, retain and oversee Capital One’s independent auditor;

•   Assess the performance of Capital One’s internal auditor; and

•   Monitor the processes by which management assesses and manages risk.

Financial Expert	Although other members of the Audit and Risk Committee may qualify as “audit committee financial experts” under the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder, the Board has designated Mr. Dietz as the “audit committee financial expert.”

Charter	In January 2007, the Board of Directors and the Audit and Risk Committee approved the committee’s amended and restated Charter. A copy of the Charter is included in this proxy statement as Appendix A.

2006 Meetings	During 2006, the Audit and Risk Committee met fourteen times.

Governance and Nominating Committee

Description	The Governance and Nominating Committee assists the Board of Directors with respect to a variety of corporate governance matters and practices.

Key Responsibilities

•   Advise the Board on its organization, membership and function;

•   Identify and recommend director nominees and the structure and membership of each committee of the Board;

•   Advise and recommend action on corporate governance matters applicable to Capital One; and

•   Oversee the Board’s and the Chief Executive Officer’s annual evaluation process.

The Independent Directors of the Board meet at least annually in executive session, both with and without the Chief Executive Officer, to conduct the Chief Executive Officer’s evaluation.

Presiding Director	The Chair of the Governance and Nominating Committee, currently Mr. Gross, presides at executive sessions of non-management directors. Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Chair of the Governance and Nominating Committee. Detailed information on how to contact the Presiding Director is contained in the section entitled “How to Contact the Board and the Presiding Director.”

Charter	In January 2007, the Board of Directors and the Governance and Nominating Committee re-approved the committee’s amended and restated Charter.

2006 Meetings	During 2006, the Governance and Nominating Committee met six times.

Compensation Committee

Description	The Compensation Committee assists the Board by managing and monitoring officer titles and compensation; overseeing and recommending benefit plans for the associates of Capital One for the approval of the Board; recommending compensation and benefit plans for the directors, the Chief Executive Officer and senior management to the Board’s independent directors; and reviewing and recommending Capital One’s Compensation Discussion and Analysis disclosure for inclusion in this proxy statement.

Key Responsibilities

•   Recommend director compensation to the Independent Directors;

•   Recommend to the Board of Directors officers for election or re-election or the manner in which such officers will be chosen;

•   Evaluate and recommend to the independent directors the Chief Executive Officer’s compensation in light of the committee’s assessment of his performance and anticipated contributions with respect to Capital One’s strategy and objectives;

•   Recommend the hiring, promotion, titling, salary levels, incentive awards and termination arrangements for executive officers, other than the Chief Executive Officer, to the Independent Directors;

•   Oversee other compensation and benefit programs and recommend benefit plans to the Board for approval; and

•   Administer Capital One’s 2004 Stock Incentive Plan, the Stock Purchase Plans and other employee benefit plans.

In addition, the Independent Directors of the Board meet concurrently with the Compensation Committee, as appropriate, to review and approve the compensation level for the Chief Executive Officer and of other executive officers.

The Committee may also delegate authority of certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law.

Compensation Committee Consultant

The Committee has authority to retain and terminate special legal or other consultants and to approve such consultants’ fees and other retention terms. In exercise of such authority the Committee has retained the services of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm (the “Consultant”). The Consultant reports to the Chair of the Committee and its engagement may be terminated by the Committee at any time.

The Committee determines the scope and nature of the Consultant’s assignments. In 2006, the Consultant:

•   provided independent competitive market data and advice related to chief executive officer and director compensation levels and the design of incentive programs, including development of a comparator group of companies similar to Capital One for these purposes;

•   reviewed management-developed market data and recommendations on the design of executive compensation programs;

•   reviewed Capital One’s compensation levels, performance and the design of incentive programs as compared to an industry comparator group; and

•   provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One.

The Consultant generally attends the Committee meetings upon the Chairman of the Committee’s request, including executive sessions of the Committee and the independent directors to review and approve the Chief Executive Officer’s and the directors’ compensation.

The services provided by the Consultant are limited in scope as described above and the Company does not use the Consultant for any other services.

Charter	In January 2007, the Board of Directors and the Compensation Committee approved the Committee’s amended and restated Charter. A copy of the Charter is included in this proxy statement as Appendix B.

2006 Meetings	During 2006, the Compensation Committee met seven times. The Committee generally approves the Chief Executive Officer’s compensation for the upcoming year in December, the other executive officers’ compensation in February and the directors’ compensation in April of each year.

Finance and Trust Oversight Committee

Description	The Finance and Trust Oversight Committee assists the Board of Directors in overseeing Capital One’s management of liquidity, capital and financial risks, as well as the trust activities of Capital One, National Association and North Fork Bank, subsidiaries of Capital One.

Key Responsibilities

•      Monitor Capital One’s significant capital and funding transactions;

•      Monitor liquidity and financial risks, as well as Capital One’s fiduciary activities and exposures;

•      Oversee Capital One’s debt funding and capital programs;

•      Oversee establishment and monitor execution of Capital One’s wholesale and retail funding plans;

•      Recommend the payment of dividends on Capital One’s common stock to the Board of Directors;

•      Exercise general oversight of the trust activities of Capital One’s subsidiary banks; and

•      Report on the Committee’s oversight of market and liquidity risks to the Audit and Risk Committee annually.

Charter	In January 2007, the Board of Directors and the Finance and Trust Oversight Committee re-approved the Committee’s amended and restated Charter.

2006 Meetings	During 2006, the Finance and Trust Oversight Committee met four times.

Committee Membership

The table below provides a summary of the Board’s current committee structure, membership and related information.

Chairperson			Member	Audit Committee Financial Expert

	Audit and Risk Committee	Compensation Committee	Finance and Trust Oversight Committee	Governance and Nominating Committee

E.R. Campbell

W. Ronald Dietz

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Pierre E. Leroy

Mayo A. Shattuck, III

Stanley I. Westreich

Director Nomination Process

The Governance and Nominating Committee considers and makes recommendations to the Board concerning nominees to create or fill open positions within the Board. It is Capital One’s policy that stockholders may propose nominees for consideration by the committee by submitting the names and other relevant information to the Corporate Secretary, with a copy to the chair of the committee, at the address set forth on the Notice of Annual Stockholder Meeting.

Director candidates, other than current directors, may be interviewed by the chair of the Governance and Nominating Committee, other directors, the Chief Executive Officer and/or other members of senior management. The Committee considers the criteria described below, as well as the results of interviews and any background checks the Committee deems appropriate, in making its recommendation to the Board. The Committee also considers current directors for re-nomination in light of the criteria described below and their past and potential contributions to the Board.

Consideration of Director Nominees

All director candidates, including those recommended by stockholders, are evaluated on the same basis. These criteria include:

•	Candidates will represent diversity of experience and possess a strong educational background, substantial tenure and breadth of experience in leadership capacities, and business and financial acumen.
•

Candidates may also be selected for their background relevant to the Company’s business strategy, their understanding of the intricacies of a public company, their international business background, and for their experience in risk management.

•

Other relevant criteria may include a reputation for high personal and professional ethics, integrity and honesty, good character and judgment, the ability to be an independent thinker, diversity of background and perspective and an inquisitive and objective viewpoint.

The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of Capital One’s business.

New Directors elected during 2006

Mr. Kanas, former Chair of the Board of Directors of North Fork Bancorporation, Inc., joined the Board in December 2006 as part of Capital One’s acquisition of North Fork. The Governance and Nominating Committee and the Board approved Mr. Kanas’ appointment to the Board after evaluating his qualifications in accordance with the criteria described above.

How to Contact the Board and the Presiding Director

Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Presiding Director, care of the Corporate Secretary, at the address below:

Chair of Governance and Nominating Committee

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Communications may also be sent to individual directors at the same address.

The Corporate Secretary reviews all communications sent to the Board, committees or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the non-management directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit and Risk Committee and Capital One’s Chief Internal Auditor, Mr. Thomas Emerson. Other communications are referred to the Presiding Director, the chair of the appropriate committee, and/or the specified director, as applicable.

Information about our Directors and Executive Officers

Capital One’s current executive officers and directors who are nominated for election or who are continuing to serve their terms after the Annual Meeting are listed below with a brief description of their business experience for the past five years.

Directors

Richard D. Fairbank, 56 Chairman, Chief Executive Officer and President	Edward R. “Bo” Campbell, 66 Director

Mr. Fairbank has been Chairman of the Board of Directors of Capital One since February 28, 1995. He has been Chief Executive Officer and a director since July 26, 1994 and has additionally served as President since April 24, 2003. Mr. Fairbank is Chairman of the Board of Directors of Capital One’s principal subsidiaries, Capital One Bank (“the Bank”), Capital One, F.S.B. (the “Savings Bank”), Capital One, National Association and North Fork Bank. He is Chief Executive Officer of the Bank, the Savings Bank and North Fork Bank.	Prior to the merger with Capital One, Mr. Campbell was Chairman of the Board of Hibernia Corporation and Hibernia National Bank. Mr. Campbell had served as a director of Hibernia Corporation since 1994. He is now a director of Capital One, Capital One, National Association and North Fork Bank. He is active in oil and gas, and land and timber investments.

W. Ronald Dietz, 64 Director	Patrick W. Gross, 62 Director

Mr. Dietz is a director and President of W.M. Putnam Company, a nationwide provider of both outsourced facilities management services to companies with networks of smaller offices or retail stores, as well as the outsourced supply and internal distribution of office consumables to large companies. Mr. Dietz joined W.M. Putnam Company in January 2002. Mr. Dietz is also Managing Partner of Customer Contact Solutions, LLC, an advisory firm providing a broad range of customer treatment and strategic advice. He has been a director of Capital One since February 28, 1995. Mr. Dietz is also a director of the Savings Bank, Capital One, National Association and North Fork Bank.	Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm. Mr. Gross was a founder of, and served in a variety of positions from 1970 to 2002 at, American Management Systems, Inc., (“AMS”), an information technology consulting, software development, and systems integration firm. He has been a director of Capital One since February 28, 1995. He is also a director of the Savings Bank, Capital One, National Association and North Fork Bank. Mr. Gross is a director of Waste Management, Inc., Career Education Corporation, Liquidity Services, Inc., Taleo Corporation and Mobius Management Systems, Inc.

Ann Fritz Hackett, 53 Director	Lewis Hay, III, 51 Director

Ms. Hackett has been President of Horizon Consulting Group, LLC, since 1996. Horizon Consulting Group provides strategic, organizational, and human resources advice to clients. Ms. Hackett has been a director of Capital One since October 27, 2004 and is a director of the Savings Bank, the Bank and North Fork Bank. Ms. Hackett served as a director of Woodhead Industries, Inc. from 1997 to 2006 when the company was acquired by Molex, Inc.	Mr. Hay has been Chairman and Chief Executive Officer of FPL Group, Inc., an organization focused on energy related products and services, since January 2002. He joined FPL Group, Inc. in 1999 as Vice President, Finance and Chief Financial Officer and became President of FPL Energy, LLC in March 2000. He became CEO of FPL Group in June 2001. He has been a director of Capital One since October 31, 2003. He is also a director of the Bank and Capital One, National Association. Mr. Hay is also a director of Harris Corporation.

John Adam Kanas, 60 President, Banking Segment	Pierre E. Leroy, 58 Director

Prior to the merger with Capital One, Mr. Kanas served as Chairman, President and CEO of North Fork Bancorporation, Inc. and North Fork Bank and Chairman of Superior Savings of New England, N.A., a subsidiary of North Fork Bancorporation, Inc. He is now Chief Executive Officer and a director of North Fork Bank, and Superior Savings of New England, N.A. and a director of Capital One and Capital One, National Association. Mr. Kanas is also the President of Capital One’s Banking Segment.	Mr. Leroy served as president of the Worldwide Construction & Forestry Division and the Worldwide Parts Division for Deere & Company, and as an officer of the company. Mr. Leroy serves on the Board of Directors for Fortune Brands, as the Presiding Director for ACCO Brands, and as a director on the Boards of Nuveen Investments, Inc. and the Quad City Symphony Orchestra Association. Mr. Leroy became a director of Capital One in 2005 and is now a director of North Fork Bank.

Mayo A. Shattuck, III, 52 Director	Stanley Westreich, 70 Director

Mr. Shattuck has been President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, since November 2001 and was elected Chairman of the Board in July 2002. From June 1999 to October 2001, Mr. Shattuck was Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown, LLC and Deutsche Banc Securities, Inc. He has been a director of Capital One since October 31, 2003, and is also a director of the Savings Bank. Mr. Shattuck also serves as a director of Gap, Inc.	Mr. Westreich was President of Westfield Realty, Inc., a real estate development and construction company, from 1965 to 2005. He has been a director of Capital One since July 26, 1994. Mr. Westreich is also a director of the Bank.

Executive Officers

Gregor S. Bailar, 43 Chief Information Officer	Jory Berson, 36 President, U.S. Card

Mr. Bailar joined Capital One in November 2001. He currently is Capital One’s Chief Information Officer and is responsible for all technology activities for Capital One’s businesses globally. Mr. Bailar is also director of Digitas, Inc. and of Endurance Specialty Holdings Ltd.	Mr. Berson joined Capital One in 1992. He became President, Capital One U.S. Card on June 5, 2006. Mr. Berson has served in the Company’s credit card leadership team and has been involved in several aspects of the card business including marketing, credit management, and operations. Mr. Berson is also the President of the Bank.

John G. Finneran, Jr., 57 General Counsel and Corporate Secretary	Larry A. Klane, 46 President, Global Financial Services

Mr. Finneran joined Capital One in September 1994. He is General Counsel and Corporate Secretary and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, brand, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.	Mr. Klane joined Capital One in June 2000. He is President, Global Financial Services, responsible for managing Capital One’s domestic diversified businesses, including small business, home loans, installment loans and point of sale, as well as Capital One’s international businesses (U.K. and Canada). He also manages the corporate development function, and is responsible for acquisitions and other high impact transactions. He serves as President and Director of the Savings Bank.

David R. Lawson, 59 President and Chief Executive Officer, Capital One Auto Finance	Gary L. Perlin, 55 Chief Financial Officer, Principal Accounting Officer

Mr. Lawson joined Capital One in July 1998 when Capital One acquired COAF, then known as Summit Acceptance Corp., of which he had been President, Chief Executive Officer and a director since March 1995. Since July 1998, Mr. Lawson has served as President, Chief Executive Officer and a director of COAF. From February 2003 to August 2003, he additionally served as Executive Vice President and Chief Financial Officer of Capital One.	Mr. Perlin joined Capital One in July 2003. He is the Chief Financial Officer of Capital One and is responsible for Capital One’s corporate finance, corporate accounting and reporting, planning and financial risk management, treasury and investor relations functions. Mr. Perlin also serves as a director of Capital One, National Association, the Bank and the Savings Bank. From 1998 to July 2003, Mr. Perlin served as Senior Vice President and Chief Financial Officer of the World Bank.

Peter A. Schnall, 43 Chief Risk Officer	Matthew W. Schuyler, 41 Chief Human Resources Officer

Mr. Schnall joined Capital One in August 1996. He is Chief Risk Officer and has responsibility for overseeing Capital One’s credit, compliance, operational and enterprise risk management functions. Mr. Schnall has served as Chief Risk Officer since June 2006. From October 2002 until 2006, he served as Chief Credit Officer. Prior to that appointment, Mr. Schnall held a series of positions managing several divisions within the domestic U.S. credit card business, where he had responsibility for marketing, credit, and portfolio management.	Mr. Schuyler joined Capital One in April 2002 and has been responsible for Capital One’s human resources and corporate real estate departments since April 2003. As Chief Human Resources Officer, Mr. Schuyler oversees Capital One’s people strategy, recruitment efforts, development programs, human capital initiatives and real estate portfolio. From June 2000 to April 2002, Mr. Schuyler was a Vice President of Human Resources at Cisco Systems.

SECTION III - SECURITY OWNERSHIP

[to be included in Definitive Proxy Statement]

SECTION IV - DIRECTOR COMPENSATION

[to be included in Definitive Proxy Statement]

SECTION V - COMPENSATION DISCUSSION AND ANALYSIS

[to be included in Definitive Proxy Statement]

SECTION VI - NAMED EXECUTIVE OFFICERS’ COMPENSATION

[to be included in Definitive Proxy Statement]

SECTION VII - DESCRIPTION OF NON-STOCKHOLDER APPROVED EQUITY COMPENSATION PLANS

[to be included in Definitive Proxy Statement]

SECTION VIII - COMPENSATION COMMITTEE REPORT

[to be included in Definitive Proxy Statement]

SECTION IX - AUDIT AND RISK COMMITTEE REPORT

[to be included in Definitive Proxy Statement]

SECTION X - ELECTION OF DIRECTORS

Election of Directors (Item 1 on the Proxy Card)

The Board of Directors is divided into three classes. At each annual meeting the term of one class expires. Directors in each class are elected to serve for three-year terms. The elections of directors from 2003 until 2005 are represented in the table below. The table also indicates the tenure of the directors of Capital One’s Board.

Director	Tenure	Last Elected	Expiration of Term
Richard D. Fairbank	Since July 26, 1994	2006	2009

E.R. Campbell	Since November 16, 2005	2006	2009

W. Ronald Dietz	Since February 28, 1995	2004	2007

Patrick W. Gross	Since February 28, 1995	2005	2008

Ann Fritz Hackett	Since October 28, 2004	2005	2008

Lewis Hay, III	Since October 31, 2003	2004	2007

John A. Kanas	Since December 1, 2006	N/A	2009

Pierre E. Leroy	Since September 1, 2005	N/A	2008

Mayo A. Shattuck, III	Since October 31, 2003	2004	2007

Stanley Westreich	Since July 26, 1994	2006	2009

The nominees for re-election this year are:

W. Ronald Dietz	Lewis Hay, III	Mayo A. Shattuck, III

Each nominee has consented to serve a three-year term. Information about the proposed nominees for election as directors, and about each other current director whose term will continue after the Annual Meeting, is set forth under “Information About Our Directors and Executive Officers” of this proxy.

In the event a nominee does not continue to be available for election, the Board may designate a substitute as a nominee. Proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Directors will be elected by a plurality of the votes cast for the election of directors at the meeting. Cumulative voting is not permitted. On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. A copy of this policy is available free of charge on the Corporate Governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting.

The Board of Directors recommends you to vote “FOR” each of these director nominees.

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ratification of Selection of Independent Auditors (Item 2 on the Proxy Card)

The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Ernst & Young LLP as independent auditors for 2007. The Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit and Risk Committee’s appointment. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit and Risk Committee will reconsider the appointment of independent auditors.

Capital One has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2005 and 2004 or attributable to Ernst & Young LLP’s Audit of Capital One’s 2006 and 2005 financial statements:

Fees	2006	2005
	(Amounts in millions)
Audit Fees	$7.4	$5.7
Audit-Related Fees	$2.3	$2.4
Tax Fees	$0.0	$0.0
All Other Fees	$0.0	$0.0

Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax fees include corporate and subsidiary compliance, consulting, international and employee benefit services. All Other fees would include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

The Audit and Risk Committee has reviewed the fees paid to Ernst & Young LLP and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young LLP’s independence. The Audit and Risk Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit and Risk Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit and Risk Committee for further pre-approval. Under the policy adopted by the Audit and Risk Committee, tax fees are limited to 25% of combined Audit and Audit-Related fees, and All Other fees are prohibited. Capital One’s policy, for administrative ease, allows for a $25,000 de minimis exception to the pre-approval procedures; however those services provided must be approved at the next meeting of the Audit and Risk Committee. Additionally, Capital One has established policies to ensure adherence to the Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends you to vote “FOR” the ratification of Ernst & Young LLP as the independent auditors for 2007.

SECTION XII – AMENDMENT OF CAPITAL ONE’S CERTIFICATE OF INCORPORATION

Proposal to Amend Capital One’s Amended and Restated Certificate of Incorporation to Remove the Provision Requiring Plurality Voting for Directors (Item 3 on the Proxy Card)

The Board of Directors recommends that Capital One’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove the provision requiring plurality voting for directors.

Currently, the Certificate of Incorporation requires that directors be elected by a plurality vote. Under a plurality voting standard, the director nominee who receives the highest number of affirmative votes cast is elected, whether or not such “for” votes constitute a majority of all votes (including those withheld). Under a majority voting standard, however, a director nominee is only elected if the number of votes cast “for” the nominee’s election is greater than the number of votes “withheld” with respect to such election.

In 2005, Capital One adopted, as part of its Corporate Governance Principles, a form of majority voting for uncontested elections. Under these principles, a director who does not receive more votes “for” his or her re-election than votes “withheld” must promptly tender his or her resignation to the Board. Within 90 days, the Governance and Nominating Committee will recommend to the Board, and the Board will consider, whether to accept this resignation. Capital One will disclose the Board’s decision, or the reasons why the Board was unable to reach a decision, within four business days thereafter.

To strengthen these majority voting principles, the Board proposes an amendment to Article VIII, section (C) of the Certificate of Incorporation to delete the phrase “by a plurality vote of all votes cast at such meeting” after the phrase “…the successors of the class of directors whose term expires at the meeting shall be elected…” in the last sentence of such section. This change would enable the Board to adopt a majority voting standard in Capital One’s Restated Bylaws (the “Bylaws”), as further described below. If Capital One’s stockholders approve this amendment, Article VIII, section (C) would provide as follows:

“(C) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 1995 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 1996 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 1997 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.”

If approved, this amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State. Capital One would submit such filing promptly after the Annual Meeting.

Upon effectiveness of this amendment to the Certificate of Incorporation, the Board will amend the Bylaws to change the standard for the election of Directors in uncontested elections from a plurality voting standard to a majority voting standard. In the event of a contested election, however, a plurality voting standard would continue to apply. Maintaining a plurality standard in such situations would guard against the possibility of a failed election contest, in which no candidate receives a majority of votes “for” his or her election.

Pursuant to Article VIII of the Certificate of Incorporation, the amendment to the Certificate of Incorporation proposed under this Item 3 requires the affirmative vote of the holders of at least 80% of Capital One’s outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The Board recommends that you vote “FOR” the amendment to the Certificate of Incorporation.

SECTION XIII – STOCKHOLDER PROPOSAL

Stockholder Advisory Vote on Executive Compensation Proposal (Item 4 on the Proxy Card)

Capital One has been notified that a representative of “The Marianists Province of the United States” intends to present the following proposal for consideration at the Annual Meeting:

RESOLVED, that stockholders of Capital One Financial urge the board of directors to adopt a policy that company stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Capital One Financial management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of stockholder value. Media and government focus on back dating of stock options has increased investor concern. This proposed reform can help rebuild investor confidence.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge the board to allow stockholders to express their opinion about senior executive compensation at Capital One Financial by establishing an annual referendum process. The results of such a vote would, we think, provide the board and management with useful information about whether stockholders view the company’s senior executive compensation, as reported each year, are in stockholders’ best interests.

SECTION XIV – CAPITAL ONE STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

Statement in Opposition to Stockholder Proposal: Stockholder Advisory Vote on Executive Compensation

The Board of Capital One opposes this proposal.

This proposal recommends that Capital One adopt a policy that company stockholders be given the opportunity at each stockholders’ meeting to vote on an advisory resolution to ratify the compensation of Named Executive Officers set forth in the Summary Compensation Table as well as the accompanying narrative disclosure. The vote would be non-binding and would not have an effect on compensation paid or awarded to a Named Executive Officer.

After careful consideration, the Board of Directors recommends a vote against this proposal. Executive compensation is an important issue in contemporary corporate governance debates. The Board continues to place a strong emphasis on the governance, management, and outcomes of executive compensation programs at Capital One. Because executive compensation decisions are so critical, we believe that they are best made with full contextual understanding of the organization’s strategy, goals, and overall business environment, as well as in-depth knowledge of executives’ leadership capabilities, business objectives, and performance. For these reasons, we believe that the current governance model is effective, whereby stockholders elect Directors who in turn dedicate the necessary attention, on an ongoing basis, to ensure that executive compensation programs are managed in accordance with our stated objectives.

As discussed in the Compensation Discussion and Analysis (“CD&A”) report, our Board of Directors has established the Compensation Committee to assist it by recommending, managing, and monitoring compensation for our CEO and other Executive Officers. Because of the level of importance executive compensation carries, seven of our eight independent Directors currently participate on the Compensation Committee. The Committee’s governance of these matters is further enhanced by the services of an independent consultant (also discussed in the CD&A) who provides objective data, advice, and recommendations to ensure that our executive compensation programs are properly constructed and executed. Overall, we believe our programs have been highly effective, as evidenced by Capital One’s long-term performance relative to other financial institutions across a variety of metrics.

In addition, we believe that U.S. corporate governance standards, particularly new SEC guidelines regarding executive compensation disclosure, provide stockholders with sufficient means for understanding executive pay programs, and for providing input to Boards of Directors on these matters. SEC guidelines are designed to promote clarity, thoroughness, and consistency with respect to compensation disclosures for Named Executive Officers, and were finalized after taking into account the views expressed in over 20,000 comment letters. We believe that the high degree of transparency provided by these guidelines will help ensure that stockholders’ interests are properly served with respect to executive compensation.

Capital One stockholders are currently able to influence executive compensation not only through the election of Directors, but also through the review and approval of our Stock Incentive Plans. These plans outline the aggregate level of awards that can be granted, the specific provisions under which awards can be made, and the performance metrics and other award features that must be incorporated. Capital One’s 2004 Stock Incentive Plan was approved by over 81% of the votes cast in April 2004, with an amended and restated plan receiving support from over 87% of the votes cast in April 2006. The opportunity to ratify these plans on a regular basis gives our stockholders an active voice in the governance of executive compensation at Capital One.

Finally, we note that our Board of Directors recently approved an amendment to our Certificate of Incorporation that, when combined with an amendment to our bylaws, will establish a majority vote standard for the election of our Directors. (This amendment to our Certificate of Incorporation is currently on the ballot for your approval.) Under this amendment, stockholders who are dissatisfied with Board actions can withhold their vote with respect to a Director’s election. This change enhances stockholders’ ability to effect Board composition, thereby directly influencing executive compensation decisions. An advisory vote provision would not provide stockholders with the ability to influence or provide guidance on executive pay since it would not express which portions of the executive compensation program are objectionable to the stockholders.

In summary, the Board believes that rigorous oversight provided by a Committee with full ongoing context on compensation matters, together with the transparency of the new compensation disclosure guidelines, as well as the proposed changes to our Director voting guidelines, give stockholders the most effective model for governing executive compensation at Capital One. In our view, this model achieves the objectives of the stockholder proposal – strong governance of program decisions – more effectively than a non-binding resolution intended to ratify decisions after-the-fact. While the Board acknowledges the spirit of stockholder involvement embodied in the proponents’ submission, we believe such a step is not necessary in order to improve the governance of these very critical programs.

For these reasons, the Board unanimously recommends you to vote “AGAINST” the adoption of this stockholder proposal.

Capital One’s Corporate Secretary will furnish the address and stock ownership of the proponent identified above to any person, orally or in writing as requested, promptly upon receipt of a request therefore.

SECTION XV – OTHER BUSINESS

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2006, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, may be obtained at the Annual Meeting, at our website at www.capitalone.com under “Investors” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice of Annual Stockholder Meeting. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2007 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials at the 2008 Annual Meeting may do so by following the rules prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November [            ], 2007.

Under our bylaws, if you wish to present other business before the stockholders at the 2008 Annual Meeting, or nominate a director candidate, you must give proper written notice of any such business to the Corporate Secretary not before January [            ], 2008 and not after February [            ], 2008. If the Annual Meeting for 2008 is not within thirty days before or seventy days after April 26, 2008, the anniversary date of this year’s Annual Meeting, you must send notice within ten days following any notice or publication of the meeting. Your notice must include the information specified in Capital One’s bylaws concerning the business or nominee. Capital One’s bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of Capital One’s bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.
Corporate Secretary
March [ ], 2007

Appendix A

Capital One Financial Corporation

Audit and Risk Committee of the Board of Directors

Amended and Restated Charter

The Audit and Risk Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Corporation”) to assist the Board in monitoring (i) the integrity of the financial statements and internal controls of the Corporation, (ii) the compliance by the Corporation with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Corporation’s independent auditor, (iv) the performance of the Corporation’s internal auditor; and (v) the processes by which management assesses and manages risk. The Committee shall serve as the audit committee of each of the Corporation’s federally insured financial institution subsidiaries. The Committee shall also perform such other duties as may be specified from time to time as deemed necessary or appropriate to carry out its responsibilities. References in this Charter to the Corporation shall be deemed to include its subsidiaries and affiliates unless the context requires otherwise.

The Committee and its members shall meet all applicable legal requirements, including the composition, independence and financial literacy and expertise requirements of the Sarbanes-Oxley Act of 2002 and implementing Securities and Exchange Commission (the “SEC”) rules thereunder (the “Sarbanes-Oxley Act”), the New York Stock Exchange and the applicable federal financial institution regulatory authorities. The Committee shall include at least three members, all of whom shall be financially literate and at least one of whom shall have accounting or financial management expertise.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall meet at least quarterly during the year and hold such special meetings as may be appropriate. The Committee shall report periodically on its deliberations and actions to the Board. In addition, the Committee shall meet separately, periodically, with management, with internal auditors and with independent auditors. The Committee shall also conduct an annual evaluation of its performance of its responsibilities.

In carrying out its responsibilities, the Committee shall maintain free and open means of communications between the directors, the independent auditor, the internal auditor and management of the Corporation. The Committee’s policies and procedures shall remain flexible, in order to best react to changing conditions and circumstances that might have a material effect on the financial accounting and reporting practices of the Corporation. Upon the recommendation of the Committee or if requested by the Board, the independent auditors shall be requested to attend any full Board meeting to assist in reporting the results of the annual audit or to answer directors’ questions.

In carrying out its responsibilities, the Committee shall:

A.	General Duties

1.	Review and reassess annually the adequacy of this Charter and submit it to the Board for approval.

2.	Approve the annual budget of the Committee, which may be aggregated with that of the Board and its other committees, including: (i) the compensation of any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services; and (ii) any advisors employed by the Committee.

3.	Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s activities.

4.	In addition to the activities enumerated herein, perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

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B.	Duties Relating to the Independent Auditors and the Conduct of the Audit

5.	Appoint (subject to stockholder ratification in the Committee’s discretion as permitted by law), compensate, retain and oversee the work of the independent auditor. The independent auditor shall be ultimately accountable to the Committee and the Committee shall have sole authority to terminate the independent auditor in its discretion.

6.	Approve all audit, audit-related and non-audit services provided by the independent auditor according to policies and procedures established by the Committee in accordance with law.

7.	Evaluate the independent auditor’s qualifications, performance and independence and present conclusions reached by the Committee to the Board of Directors. This evaluation will include, at least annually:

(a)	A review of the independent auditor’s work during the prior year;

(b)	A review and evaluation of the lead partner of the independent auditor assigned to the Corporation’s audit; and

(c)	A review of periodic reports from the independent auditor describing:

(i)	the internal quality-control procedures of the independent auditor,

(ii)	any material issues raised by the most recent internal quality-control or peer review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues; and

(iii)	any relationships the independent auditor may have with the Corporation that could impair the independent auditor’s independence.

8.	Discuss with the independent auditor the overall scope and plans for its audits, including the adequacy of staffing and budget, any problems or difficulties the auditors may have encountered in connection with such audits and any management letters provided by the independent auditor and the Corporation’s response thereto.

9.	Establish clear policies regarding the hiring of employees or former employees of the independent auditor.

C.	Duties Relating to the Internal Auditors

10.	Oversee the Corporation’s internal audit department and review and approve its annual budget.

11.	Appoint or replace the senior internal auditing executive, as appropriate. The senior internal auditing executive shall report directly to the Committee for functional purposes but may report to a member of management for administrative purposes.

12.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

13.	Discuss with the internal auditors the overall scope and plans for their audit, including the adequacy of staffing and any problems or difficulties the internal auditors may have encountered in connection with their audit.

14.	Review periodically reports regarding the internal auditor’s assessment of the Corporation’s internal controls.

D.	Duties Relating to the Corporation’s Financial Statements

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15.	Discuss the quarterly and annual financial statements of the Corporation and its subsidiaries with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of such statements with the SEC or as soon as practicable thereafter.

16.	In connection with the preparation of quarterly and annual financial statements of the Corporation and its subsidiaries, review, or as appropriate the Chairman on behalf of the Committee shall review, with the independent auditor and management on a timely basis any matters appropriate or required to be discussed by applicable accounting professional standards, including Statement on Auditing Standards No. 61. These discussions shall include, as appropriate, any significant financial reporting issues, judgments about the quality and acceptability of accounting principles, the reasonableness of significant judgments made in connection with the preparation of the Corporation’s financial statements and the clarity of the disclosures therein; any analyses prepared by management or the independent auditor with respect thereto; the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation’s financial statements; and the adequacy of the Corporation’s internal controls and the internal auditor’s response thereto.

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17.	Discuss generally earnings press releases and the financial information and any earnings guidance provided to the Corporation’s analysts and rating agencies.

18.	Review both the acceptability and quality of major changes to the Corporation’s accounting principles and practices as suggested by the independent auditor, internal auditor or management, and be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting issues.

19.	Review with the General Counsel or the attorney(s) designated by the General Counsel any legal matters that may have a material impact on the financial statements.

20.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting control or auditing matters; and (ii) the confidential, anonymous submission by the employees of the Corporation of concerns regarding accounting or auditing matters.

E.	Duties Relating to Reporting and Compliance Matters

21.	Review with management and the independent auditor the annual management report required to be submitted to the federal financial institution regulatory authorities, including the basis therefor and management’s and the independent auditor’s assessments of the adequacy and effectiveness of internal controls.

22.	Review with management and the Corporation’s senior internal auditing executive the Corporation’s policies and internal controls with respect to compliance with applicable laws and regulations, and oversee the Corporation’s risk management and risk assessment activities with respect thereto.

23.	Authorize, review and approve the report of the Committee required by the rules of the SEC to be included in the Corporation’s proxy statement for a meeting at which directors are to be elected.

24.	Review and respond to any material reports or inquiries received from, and any reports of examination submitted by, the various federal and state financial institution regulatory authorities and management’s responses to such reports or inquiries.

F.	Duties Relating to Risk Management

25.	Ensure that the Corporation has sufficient policies and procedures in place to govern its risk assessment and risk management activities. Review the organizational governance approach to risk management. Approve specific risk management policies as appropriate.

26.	Determine whether risk parameters need to be established for each area of enterprise risk and ensure that adequate risk parameters have been set, as appropriate, for such areas. For areas with established risk standards, monitor overall risk exposures against established standards. The Committee shall periodically receive and review reports from other Board committees relating to the significant risk areas overseen by such committees.

27.	Meet with management periodically to review the Corporation’s major asset risk exposures, the steps management has taken to manage and control such exposures and the overall quality and composition of the Corporation’s policies, guidelines and asset portfolios.

28.	Review and discuss with management material infrastructure investments and oversee risk management activities relating to such investments

The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent auditor is responsible for auditing those financial statements. In addition, the Corporation’s management is responsible for managing its risk function and for reporting on its processes and assessments with respect to the Corporation’s management of risk. The

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Committee also recognizes that management and the independent auditor have more time, knowledge, and detailed information about the Corporation than the Committee members have. In carrying out its oversight duties, it is not the Committee’s responsibility to plan or conduct audits or to determine that the Corporation’s financial statements are complete or accurate or in accordance with generally accepted accounting principles. Accordingly, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements, any professional certification as to the independent auditor’s work or any expert or special assurances as to the Corporation’s management of risk.

* * * *

Approved by the Committee on January 23, 2007 and the Board on January 25, 2007.

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Appendix B

Capital One Financial Corporation
Compensation Committee of the Board of Directors
Amended and Restated Charter

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Corporation”) to assist the Board by (i) managing and monitoring the officer title, salary, bonus, incentive and other employee benefit plans for the employees of the Corporation and its affiliates, generally; (ii) approving or recommending to the Independent Members (as defined below) or the full Board, as appropriate, compensation and benefit plans for the directors, the Chief Executive Officer and Senior Management (as defined below), specifically; and (iii) reviewing and recommending to the Board the Corporation’s annual Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual report or proxy statement to stockholders. References in the charter to the Corporation shall be deemed to include its subsidiaries unless the text requires otherwise.

II.	Membership

The Committee shall be composed of at least three (3) members, all of whom shall meet the independence requirements of the New York Stock Exchange. The Board shall have the authority to fill any vacancies and shall have the power to remove any Committee member for any reason.

III.	Meetings

The Committee shall meet at least quarterly during the year and hold such special meetings as called by the Chair of the Committee or a majority of the members of the Committee.

IV.	Authority and Responsibilities

A.	General Duties

1.	Review and reassess annually the adequacy of this Charter and submit it to the Board for approval.

2.	Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s activities.

3.	Conduct an annual evaluation of the Committee’s performance of its responsibilities.

4.	If the Committee desires to engage special legal or other consultants to advise the Committee, retain and terminate such consultants and approve such consultants’ fees and other retention terms.

5.	Delegate authority as the Committee deems appropriate in furtherance of its responsibilities to one or more subcommittees of directors or management, but if so delegating, the Committee shall retain accountability for any matters so delegated.

6.	In addition to the activities enumerated herein, perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

B.	Duties Relating to Board Compensation

7.	Review periodically and recommend to the Board the annual compensation, including any fees for attending Board and committee meetings, to be paid to, and the stock and other benefit plans for, directors who are non-salaried officers of the Corporation or a subsidiary thereof.

C.	Duties Relating to Officer Appointments and Compensation

8.	Recommend to the Board, at its annual organization meeting, the election or re-election of all officers of the Corporation and its federally regulated direct subsidiaries, or recommend to the Board the manner in which such officers shall be chosen.

9.	Review the Corporation’s goals and objectives relevant to compensation; oversee that the Corporation’s policies and programs relating to compensation and benefits available to officers of the Corporation align with such goals and objectives; and review relevant market data in establishing compensation and benefits as provided below.

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10.	Evaluate the performance of the Corporation’s Chief Executive Officer in light of the Corporation’s goals and objectives relevant to compensation, and recommend compensation, including any perquisites, based on this evaluation to the Independent Members.

11.	With respect to Senior Management other than the Corporation’s Chief Executive Officer, review and recommend to the Independent Members the hiring, promotion, salary levels, incentive awards, perquisites and termination arrangements (either specifically, or programmatically on a periodic basis) thereof.

12.	For purposes of this Charter, “Senior Management” shall mean the “executive officers” of the Corporation as defined under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and “Independent Members” shall mean all members of the Board who meet the independence requirements of the New York Stock Exchange.

D.	Duties Relating to Annual and Long Term Incentive and Other Compensation and Benefit Plans

13.	Recommend to the Board the adoption or termination of any broadly-based or executive compensation or benefit plans.

14.	Act as the Committee for, or oversee management with respect to, the Corporation’s compensation and benefit plans, as appropriate under the documents establishing such plans, including:

a.	administration and oversight of applicable systems and procedures;
b.	amendment, modification and interpretation (but not termination) of such plans;
c.	adoption, amendment or revision of the rules and regulations for such plans or the administration thereof; and
d.	receipt of reports from management regarding management’s fulfillment of its responsibilities under such plans.

15.	Review and approve participation in the Corporation’s executive compensation or benefit plans by incumbent name or category of position.

16.	Administer awards and compensation programs and plans, if any, intended by the Committee to qualify for an exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, according to the terms of such awards, programs and plans.

17.	Approve the aggregate amount of annual cash incentive payments for employees, including executives, of the Corporation and establish any performance standards or other formulas or guidelines applicable thereto.

18.	Approve the aggregate number of shares of the Corporation’s common stock to be granted in each broadly-based or executive equity award program.

19.	Decide questions and settle controversies and disputes that may arise in connection with any of the Corporation’s annual or long-term incentive or other compensation plans.

20.	Approve contributions by the Corporation to any employee savings plan and any defined contribution or defined benefit retirement plan.

E.	Duties Relating to the Annual Proxy Statement

21.	Review and discuss with management the Corporation’s disclosures under the “Compensation Discussion and Analysis” section of the Corporation’s annual report on Form 10-K or proxy statement prior to filing with the Securities and Exchange Commission.

22.	Based on such review and discussion, recommend to the Board of Directors that such Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K or proxy statement.

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23.	Review and approve the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s proxy statements for meetings at which directors are to be elected.

* * * *

Approved by the Committee on January 24, 2007 and the Board on January 25, 2007.

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VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25th, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

In order to reduce the costs incurred by Capital One Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY TELEPHONE—[                    ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25th, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capital One Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT TO US.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CAPTL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL ONE FINANCIAL CORPORATION Capital One Financial Corporation Board of Directors recommends a vote: “FOR” Item 1, “FOR” Item 2, “FOR” Item 3 and “AGAINST” Item 4.

Vote on Directors 1. Election of Directors Nominees: for the Election of Directorsare:	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write such nominee’s name on the line below.
01) W. Ronald Dietz 02) Lewis Hay, III 03) Mayo Shattuck, III	¨	¨	¨
Vote on Proposals				For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent auditors of the Corporation for 2007. (The Board recommends a vote FOR this proposal)				¨	¨	¨

3.    Approval and Adoption of Capital One’s Amended and Restated Certificate of Incorporation to Permit Amendment of the Bylaws to Adopt Majority Voting for the Election of Directors. (The Board recommends a vote FOR this proposal)

				¨	¨	¨

4. Stockholder proposal: Stockholder Advisory Vote on Executive Compensation. (The Board recommends a vote AGAINST this proposal)				¨	¨	¨

All as more particularly described in Capital One’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 26, 2007, receipt of which is hereby acknowledged.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign.

When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer indicating such officer’s authority. If executed by a partnership, please sign in partnership name by authorized persons indicating such authority.

Please indicate if you plan to attend this meeting	Yes	No
	..	..

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

PROXY

CAPITAL ONE FINANCIAL CORPORATION

Annual Meeting of Stockholders

Thursday, April 26, 2007

10:00 a.m.

Capital One’s Headquarters

1680 Capital One Drive

McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), held of record by the undersigned on February 28, 2007, at the Annual Meeting of Stockholders to be held on April 26, 2007, and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3), AND “AGAINST” ITEM (4), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued and to be dated and signed on reverse side)

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